©2021 Herc Rentals Inc. All Rights Reserved. Shifting Into High Gear

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 2 Larry Silber President & Chief Executive Officer Herc Rentals Team & Agenda Aaron Birnbaum Senior Vice President & Chief Operating Officer Agenda • Safe Harbor • 2023 Overview • Q4 Operations Review • Q4 Financial Review • 2024 Outlook • Q&A Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability Mark Humphrey Senior Vice President & Chief Financial Officer

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, our capital allocation strategy, liquidity and capital management, exploring strategic alternatives for Cinelease, including the timing of the review process, the outcome of the process and the costs and benefits of the process, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward- looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non- GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 4 Equipment Rental Revenue $1,702 $1,544 $1,910 $2,552 $2,870 2019 2020 2021 2022 2023 Total Revenues $1,999 $1,780 $2,073 $2,740 $3,282 2019 2020 2021 2022 2023 Adjusted EBITDA¹ $741 $689 $895 $1,227 $1,452 2019 2020 2021 2022 2023 37.1% 38.7% 43.2% 44.8% 44.2% 2019 2020 2021 2022 2023 $1.63 $2.51 $7.37 $10.92 $12.09 2019 2020 2021 2022 2023 12% 18%20% $ in millions $ in millions $ in millions 11% Adjusted EBITDA Margin¹Earnings Per Diluted Share ROIC2 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the U.S. federal corporate statutory tax rate of 21% was used to calculate after-tax operating income. 6.0% 5.2% 9.6% 10.8% 10.2% 2019 2020 2021 2022 2023 FY 2023: Another Exceptional Year of Growth 2023 margin impacted by studio-entertainment industry shutdown and catch-up sales of used fleet 2023 ROIC impacted by studio-entertainment industry shutdown

FY 2023: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:
Grow the Core
Expand Specialty
Elevate Technology
Integrate ESG
Allocate Capital

Optimize branch network for fleet / operating efficiencies at scale

- Completed 12 acquisitions - 21 locations; opened 21 greenfield locations

Enhance fleet mix

- Expanded high-margin specialty fleet by 11% at OEC YoY

Support customers' efficiency goals through data and telematics

- Advanced our industry-leading digital capabilities: ProControl Next Gen™

Commit to purposeful Sustainability initiatives

- Employee NPS improves YoY, scoring in benchmark's top tier
- Listed among USA Today's 2023 America's Climate Leaders
- Recognized on the Best and Brightest Companies to Work For list
- Designated a Military Friendly Company for the 8th year in a row

Prioritize Capital and Invest Responsibly

- Disciplined investment in fleet and strategic M&A
- Increased dividend in 2023 to $2.53 p/s; Increased in 2024 to $2.66 p/s
- Repurchased ~1.1 million shares in 2023

HercRentals®

NYSE: HRI
©2024 Herc Rentals Inc. All Rights Reserved.
5

FY 2024 Perspective

Equipment rental market in N.A.

- Supply chain recovering, but constraints persist in high-demand AWP categories
- Positive industry trends aided by stimulus, reshoring, data usage and cloud adoption
- Mega projects continue to ramp up
- Shift from equipment ownership to rental continues
- Used equipment market healthy

HRI remains focused on building scale for sustainable profit growth

- Stimulus-led demand drivers favor largest, most capable and agile players
- Market consolidation continues with strong pipeline of opportunities in top 100 MSAs
- Targeting ~30 greenfields to drive scale efficiencies, greater access to local customers
- Continue investing in technology to improve customer and operating productivity
- Rolling out new operating system, E3OS, to deliver easy, efficient, effective customer experience, every time
- Channel shifting to increase retail sales of used equipment for higher returns on OEC
- Capitalizing on more stable supply chain to improve fleet efficiency and optimize fleet mix

Increasing scale drives:

- ☑ **Revenue growth** that outpaces the market
- ☑ **Diversified customer base** reduces cyclicality
- ☑ **Purchasing power** with strategic suppliers
- ☑ **Market density** resulting in cost absorption and margin improvement

E3OS
Business Operating System

Herc has a strong foundation in place to deliver 2024 financial targets

HercRentals®
NYSE: HRI
©2024 Herc Rentals Inc. All Rights Reserved.
6

Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 8 2023: Focusing on Safety Continuing focus on Perfect Days • All branches reported > 98% Perfect Days • Perfect Days are those with no: ◦ OSHA recordable incidents ◦ At-fault motor vehicle accidents ◦ DOT violations Total Recordable Incident Rate of 0.8, below 1.0 industry standard Proven safety record is a must-have for customers Herc's Safety Program integrated into all acquisitions

Delivering on Growth Strategies—Increasing Branch Network Density

Expanding Through Acquisitions and Greenfields

Adding locations increases density and share in urban markets

- Q4:23 - 4 acquisitions - 7 locations; 8 greenfield locations
- FY:23 - 12 acquisitions - 21 locations; 21 greenfield locations
  - Of 42 total new locations, specialty = 11 locations
  - Invested $430 million in 2023 on M&A
- FY:23 - Strategic acquisitions accounted for ~1/3 rental revenue



Synergized Multiple Averaging 3.5x - 4.5x

Strategic M&A Opportunity ~$500 million per year
Pipeline of acquisition opportunities remains strong

HercRentals®
NYSE: HRI
©2024 Herc Rentals Inc. All Rights Reserved.
9

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 10 Effectively Managing Fleet Lifecycle and Balancing Equipment Mix Specialty 24% Aerial 24% Earthmoving 12% Material Handling 18% Other 22% Fleet Composition $6.3 billion at OEC1,2 1. Original equipment cost based on ARA guidelines. 2. End fleet as of December 31, 2023. Fleet Expenditures at OEC1 $253 $327 $311 $327$348 $400 $274 $196 2022 2023 Q1 Q2 Q3 Q4 $ in millions $64 $64 $54 $140$144 $186 $309 $174 2022 2023 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions • 4Q:23 more normal seasonal purchase and disposition cadence • 4Q:23 disposals generated proceeds of ~44% of OEC • Average age of disposals was 84 months in Q4 2023 • Average fleet age of 45 months at December 31, 2023

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 11 Business Model Driving Growth National: 43% Local: 57% • 4Q:23 revenue in local markets up double-digit YoY • 4Q:23 National account revenue continues to benefit from general growth and mega project activity ◦ Vertical sales strategy provides for end-market expertise and creates more diverse revenue mix ◦ Project pipeline remains strong; still in early innings of federal-funding opportunities • Long-term, balanced target of 60% local / 40% national accounts Contractors 37% Industrial 27% Infrastructure & Government 16% Commercial Facilities 14% Other 6.0% 1. Refer to our 10-K for description of industries related to each customer classification. Q4 Revenue by Customer1Q4 Local vs. National Mix

Investing to Capitalize on Growth Trends Across a Diverse Customer and Project Base

Contractors (37%)

- Electrical
- General Contractors
- Mechanical
- Remediation & Environmental
- Residential
- ***Restoration***
- ***Specialty Contractors***

Industrial (27%)

- Agriculture
- Chemical Processing
- Industrial Manufacturing
- Metals & Minerals
- Oil & Gas Production
- Oil & Gas Pipeline
- Oil & Gas Refineries
- Pharmaceutical
- Power
- Pulp. Paper & Wood
- Shipbuilding/Yards
- ***Aerospace***
- ***Alternative***
- ***Automotive/EV***
- ***Energy/ Renewables***
- ***Food & Beverage***

Infrastructure & Gov. Direct (16%)

- Airports
- Bridge
- Federal Government
- Local & State Government
- Military Base
- Prisons
- Railroad & Mass Transportation
- Streets, Road &Highway
- Sewer & Waste Disposal
- Water Supply & Distribution
- ***Utilities***

Commercial Facilities (14%)

- Banks
- Casinos
- Hospitality (hotel & motel)
- Parking Garages
- Religious Building
- Retail Facilities
- ***Commercial Warehousing***
- ***Education***
- ***Facility Maintenance***
- ***Healthcare***
- ***Data Centers***

Other (6%)

- Sporting Events
- Theater
- TV, Film & Radio
- Homeowners
- ***Live Events***

Herc Rentals is Well Positioned with Current Trending Opportunities

EV/Battery | Chip Plants | Data Centers | Renewables | Utilities | Healthcare | Infrastructure | LNG Plant

Pipeline of new construction and maintenance projects offers wide spectrum of growth opportunities

New verticals since 2016 in **bold.**

HercRentals
NYSE: HRI
12
©2024 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 13 2024 Key Initiatives Capturing Mega Project Tailwind Pricing to Offset Inflation Optimizing Customer Experience Through Technology Improving Processes and Customer Experience Through E3OS Managing Fleet Efficiency Increasing Density Through Greenfields and M&A

Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 15 Q4 and FY 2023 Financial Results Three Months Ended December 31, Year Ended December 31, $ in millions, except per share data 2023 2022 2023 vs 2022 % Change 2023 2022 2023 vs 2022 % Change Equipment Rental Revenue $748 $713 5% $2,870 $2,552 12% Total Revenues $831 $786 6% $3,282 $2,740 20% Net Income $91 $98 (7)% $347 $330 5% Earnings Per Diluted Share $3.20 $3.27 (2)% $12.09 $10.92 11% Adjusted Net Income1 $92 $103 (11)% $353 $340 4% Adjusted Earnings Per Diluted Share1 $3.24 $3.44 (6)% $12.30 $11.26 9% Adjusted EBITDA1 $382 $361 6% $1,452 $1,227 18% Adjusted EBITDA Margin1 46.0% 46.0% — bps 44.2% 44.8% (60) bps REBITDA Margin1,2 48.0% 47.3% 70 bps 46.4% 45.7% 70 bps REBITDA YoY Flow-Through1,2 64.7% 53.9% 1080 bps 53.0% 48.1% 490 bps Average Fleet3 (YoY) 13.5% 31.1% 21.0% 30.5% Pricing3 (YoY) 5.8% 6.6% 6.9% 5.8% ROIC 10.2% 10.8% (60) bps 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 16 Q4 2023 Adjusted EBITDA and Rental Revenue Bridge Adjusted EBITDA $361 $382 2022 Equipment Rental Revenue Gain on Sale of Rental Equipment DOE SG&A Studio Entertainment Other 2023 Adjusted EBITDA Margin drivers: DOE and SG&A were positive contributors as both declined as a percent of rental revenue Negative impact from higher sales of used equipment, which has a lower margin than equipment rental Studio entertainment industry's shutdown reduced revenue on a fixed cost basis $ in millions $ in millions Equipment Rental Revenue $713 $748 2022 Pricing OEC on Rent Ancillary Other Inflation Studio Entertainment 2023

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 17 Q4 and FY 2023 Financial Results Excluding Studio Entertainment Three Months Ended December 31, Year Ended December 31, $ in millions 2023 2022 2023 vs 2022 % Change 2023 2022 2023 vs 2022 % Change Core Equipment Rental Revenue1 $738 $682 8% $2,820 $2,430 16% Core Total Revenues1 $820 $753 9% $3,226 $2,610 24% Core Net Income1 $93 $98 (5)% $376 $319 18% Core Adjusted EBITDA1 $385 $350 10% $1,462 $1,180 24% Core Adjusted EBITDA Margin1 47.0% 46.5% 50 bps 45.3% 45.2% 10 bps Core REBITDA Margin1,2 48.9% 48.0% 90 bps 47.6% 46.1% 150 bps Core REBITDA YoY Flow-Through1,2 60.7% 54.9% 580 bps 57.4% 49.2% 820 bps 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies • Strong margin and flow-through improvements YoY ◦ Record REBITDA margin for FY23 • Dollar utilization of 42.6% for 4Q23 and 42.4% for FY23 • Tough YoY comparison due to extraordinary benefit from Hurricane Ian in 4Q22 Core Business (ex-Cinelease) Delivered Double-Digit Profit Growth

Disciplined Capital Management



Maturities
As of December 31, 2023
$ in millions
AR Facility[1]
$345
$76
Finance Leases
2024-2031
ABL Credit Facility
$2,072
Senior Unsecured Notes
$1,200
2024
2025
2026
2027

Credit Ratings: Moody's CFR Ba2

S&P BB-/Positive

No near-term maturities and ample liquidity[2] of $1.5 billion provide financial flexibility

Net capital expenditures outpaced cash flow from operations due to investments in growth, resulting in free cash outflow of $65 million for the year ended December 31, 2023

Net leverage[3] of 2.5x compared with 2.4x in December 2022, within **target range of 2.0x to 3.0x**

Quarterly dividend of $0.6325 per share, paid on December 26, 2023 to shareholders of record as of December 11, 2023

Q4 Share repurchases of ~119,000 shares for $13 million

FY23 repurchases of ~1.1 million shares for $120 million

1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement
2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility
3. For a definition and calculation, see the Appendix beginning on Slide 22

HercRentals®
NYSE: HRI
©2024 Herc Rentals Inc. All Rights Reserved.
18

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 19 Continued Strength in Key End Markets N.A. Equipment Rental Market1 $50 $52 $57 $60 $55 $61 $69 $77 $82 $86 $89 $93 16 17 18 19 20 21 22 23 24E 25E 26E 27E 1. Source: ARA / S&P Global as of November 2023 3. Source: American Institute of Architects (AIA) as of January 2024 2. Source: IIR as of January 2024 4. Source: Dodge Analytics U.S. as of January 2024 $ in billions Industrial Spending2 $299 $310 $317 $328 $309 $317 $352 $413 $408 $406 $408 $392 16 17 18 19 20 21 22 23 24E 25E 26E 27E $ in billions Non-Residential Starts4 $258 $288 $298 $314 $260 $304 $444 $441 $458 $484 $508 $532 16 17 18 19 20 21 22 23E 24E 25E 26E 27E $ in billions — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — Architecture Billings Index3 16 17 18 19 20 21 22 Jan-23 50 Dec 45.4

2024 Outlook excluding Cinelease

Metric	2023 Excluding Cinelease[1]	2024 Full Year Guidance
Equipment Rental Revenue	$2,820 million	+7% to 10%
Adjusted EBITDA	$1,462 million	$1.55 billion to $1.60 billion
Net Rental Equipment Expenditures after Gross Capex	$995 million	$500 to $700 million after gross capex of $750 to $1 billion

Key Assumptions Full-Year 2024 excluding Cinelease:

- Adjusted EBITDA assumption includes $550 to $650 million fleet dispositions at OEC; 20-30% less YoY
- Mega projects continue to ramp through year
- Above-market revenue growth on diverse project pipeline, geographic expansion, cross-selling
- Strategic pricing expected to offset equipment inflation of ~5%
- Focusing on fleet efficiency; supply chain improvement affords greater flexibility throughout year
- Beginning fleet of $6.0 billion at OEC
- Used-equipment market remains healthy
- Continued focus on operating leverage to improve margins
- REBITDA Flow Through of mid-50% expected
- Interest expense roughly flat YoY, dependent on rate actions
- Tax rate ~25%

1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22

HercRentals®
NYSE: HRI
©2024 Herc Rentals Inc. All Rights Reserved.
20

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 21 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 22

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 23 Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 24 Our Strategy is Delivering Results Equipment Rental Revenue Adjusted EBITDA1 $1,702 $1,544 $1,910 $2,552 $2,870 2019 2020 2021 2022 2023 $741 $689 $895 $1,227 $1,452 2019 2020 2021 2022 2023 Net Leverage2 2.8x 2.4x 2.1x 2.4x 2.5x 2019 2020 2021 2022 2023 Adjusted EBITDA Margin1 37.1% 38.7% 43.2% 44.8% 44.2% 2019 2020 2021 2022 2023 $ in millions 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 26 and 27 and previously filed presentations 2. For a definition and calculation, see slide 35

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 25 Cinelease Studio Entertainment Assets Held for Sale Cinelease is Herc's studio management and lighting and grip business • Market preference for lighting and grip equipment to be part of studio ownership • Owning studio real estate does not align with Herc strategy • Lighting and grip equipment represents ~5% of OEC Cinelease sale process underway Herc Entertainment Services (HES) will continue to provide rentals to entertainment industry Equipment Types • aerial equipment, • forklifts, • carts, • generators, • climate solutions Cinelease assets held for sale HES to continue to service market Project Types • in-studio TV & Film productions • off-location TV & Film productions • live entertainment venues

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 26 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment - On slides 28 through 31, each metric has been adjusted to exclude the studio entertainment business due to the impact of labor disruptions in the television and film industry and provides the operating performance of the remaining business.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income	**$91**	**$98**	**$347**	**$330**
Income tax provision	32	35	100	104
Interest expense, net	62	41	224	122
Depreciation of rental equipment	163	147	643	536
Non-rental depreciation and amortization	29	26	112	95
EBITDA	**377**	**347**	**1,426**	**1,187**
Non-cash stock-based compensation charges	3	7	18	27
Transaction related costs	3	2	8	7
Other	(1)	5	—	6
Adjusted EBITDA	**382**	**361**	**1,452**	**1,227**
Less: Gain (loss) on sales of rental equipment	17	17	94	36
Less: Gain (loss) on sales of new equipment, parts and supplies	3	4	13	15
Rental Adjusted EBITDA (REBITDA)	**$362**	**$340**	**$1,345**	**$1,176**
Total revenues	$831	$786	$3,282	$2,740
Less: Sales of rental equipment	68	57	346	125
Less: Sales of new equipment, parts and supplies	9	9	38	36
Equipment rental, service and other revenues	**$754**	**$720**	**$2,898**	**$2,579**
Total revenues	$831	$786	$3,282	$2,740
Adjusted EBITDA	$382	$361	$1,452	$1,227
Adjusted EBITDA Margin	**46.0 %**	**46.0 %**	**44.2 %**	**44.8 %**
Equipment rental, service and other revenues	$754	$720	$2,898	$2,579
REBITDA	$362	$340	$1,345	$1,176
REBITDA Margin	**48.0 %**	**47.3 %**	**46.4 %**	**45.7 %**
YOY Change in REBITDA	$22		$169	
YOY Change in Equipment rental, service and other revenues	$34		$319	
YOY REBITDA Flow-Through	**64.7 %**		**53.0 %**	

HercRentals®

NYSE: HRI
©2024 Herc Rentals Inc. All Rights Reserved.
27

Q4 2023 and 2022 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

$ in millions

	Three Months Ended December 31,					
	2023			2022		
	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$748	$10	$738	$713	$31	$682
Total revenues	831	11	820	786	33	753
Total expenses	708	14	694	653	33	620
Income (loss) before income taxes	123	(3)	126	133	—	133
Income tax (provision) benefit	(32)	1	(33)	(35)	—	(35)
Net income	**$91**	**($2)**	**$93**	**$98**	**$—**	**$98**
Income tax provision (benefit)	32	(1)	33	35	—	35
Interest expense, net	62	—	62	41	—	41
Depreciation of rental equipment	163	—	163	147	8	139
Non-rental depreciation and amortization	29	—	29	26	—	26
EBITDA	**377**	**(3)**	**380**	**347**	**8**	**339**
Non-cash stock-based compensation charges	3	—	3	7	—	7
Transaction related costs	3	1	2	2	—	2
Other	(1)	(1)	—	5	3	2
Adjusted EBITDA	**382**	**(3)**	**385**	**361**	**11**	**350**
Less: Gain (loss) on sales of rental equipment	17	(1)	18	17	—	17
Less: Gain (loss) on sales of new equipment, parts and supplies	3	—	3	4	1	3
Rental Adjusted EBITDA (REBITDA)	**$362**	**($2)**	**$364**	**$340**	**$10**	**$330**
Total revenues	$831	$11	$820	$786	$33	$753
Less: Sales of rental equipment	68	—	68	57	—	57
Less: Sales of new equipment, parts and supplies	9	1	8	9	1	8
Equipment rental, service and other revenues	**$754**	**$10**	**$744**	**$720**	**$32**	**$688**
Total revenues	$831	$11	$820	$786	$33	$753
Adjusted EBITDA	$382	($3)	$385	$361	$11	$350
Adjusted EBITDA Margin	**46.0 %**	**(27.3)%**	**47.0 %**	**46.0 %**	**33.3 %**	**46.5 %**
Equipment rental, service and other revenues	$754	$10	$744	$720	$32	$688
REBITDA	$362	($2)	$364	$340	$10	$330
REBITDA Margin	**48.0 %**	**(20.0)%**	**48.9 %**	**47.3 %**	**31.3 %**	**48.0 %**
YOY Change in REBITDA	$22	($12)	$34	$91	($4)	$95
YOY Change in Equipment rental, service and other revenues	$34	($22)	$56	$172	($1)	$173
YOY REBITDA Flow-Through	**64.7 %**	**(54.5)%**	**60.7 %**	**53.9 %**	**(400.0)%**	**54.9 %**

HercRentals®
NYSE: HRI
28
©2024 Herc Rentals Inc. All Rights Reserved.

Full Year 2023 and 2022 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

$ in millions

	Year Ended December 31,					
	2023[1]			2022		
	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$2,870	$50	$2,820	$2,552	$122	$2,430
Total revenues	3,282	56	3,226	2,740	130	2,610
Total expenses	2,835	93	2,742	2,306	114	2,192
Income (loss) before income taxes	447	(37)	484	434	16	418
Income tax (provision) benefit	(100)	8	(108)	(104)	(5)	(99)
Net income	**$347**	**($29)**	**$376**	**$330**	**$11**	**$319**
Income tax provision (benefit)	100	(8)	108	104	5	99
Interest expense, net	224	—	224	122	—	122
Depreciation of rental equipment	643	24	619	536	26	510
Non-rental depreciation and amortization	112	2	110	95	2	93
EBITDA	**1,426**	**(11)**	**1,437**	**1,187**	**44**	**1,143**
Non-cash stock-based compensation charges	18	—	18	27	—	27
Transaction related costs	8	2	6	7	—	7
Other	—	(1)	1	6	3	3
Adjusted EBITDA	**1,452**	**(10)**	**1,462**	**1,227**	**47**	**1,180**
Less: Gain (loss) on sales of rental equipment	94	(1)	95	36	—	36
Less: Gain (loss) on sales of new equipment, parts and supplies	13	1	12	15	2	13
Rental Adjusted EBITDA (REBITDA)	**$1,345**	**($10)**	**$1,355**	**$1,176**	**$45**	**$1,131**
Total revenues	$3,282	$56	$3,226	$2,740	$130	$2,610
Less: Sales of rental equipment	346	1	345	125	1	124
Less: Sales of new equipment, parts and supplies	38	2	36	36	5	31
Equipment rental, service and other revenues	**$2,898**	**$53**	**$2,845**	**$2,579**	**$124**	**$2,455**
Total revenues	$3,282	$56	$3,226	$2,740	$130	$2,610
Adjusted EBITDA	$1,452	($10)	$1,462	$1,227	$47	$1,180
Adjusted EBITDA Margin	**44.2 %**	**(17.9)%**	**45.3 %**	**44.8 %**	**36.2 %**	**45.2 %**
Equipment rental, service and other revenues	$2,898	$53	$2,845	$2,579	$124	$2,455
REBITDA	$1,345	($10)	$1,355	$1,176	$45	$1,131
REBITDA Margin	**46.4 %**	**(18.9)%**	**47.6 %**	**45.7 %**	**36.3 %**	**46.1 %**
YOY Change in REBITDA	$169	($55)	$224	$310	($13)	$323
YOY Change in Equipment rental, service and other revenues	$319	($71)	$390	$650	($6)	$656
YOY REBITDA Flow-Through	**53.0 %**	**(77.5)%**	**57.4 %**	**48.1 %**	**(216.7)%**	**49.2 %**

1. Sum of the quarters on slides 30 and 31 may not equal the full year due to rounding.

HercRentals®
NYSE: HRI
29
©2024 Herc Rentals Inc. All Rights Reserved.

Q1 and Q2 2023 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

$ in millions

	Three Months Ended					
	March 31, 2023			June 30, 2023		
	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$654	$19	$635	$702	$16	$686
Total revenues	740	20	720	802	18	784
Total expenses	665	28	637	699	27	672
Income (loss) before income taxes	75	(8)	83	103	(9)	112
Income tax (provision) benefit	(8)	2	(10)	(27)	2	(29)
Net income	**$67**	**($5)**	**$72**	**$76**	**($7)**	**$83**
Income tax provision (benefit)	8	(2)	10	27	(2)	29
Interest expense, net	48	—	48	54	—	54
Depreciation of rental equipment	152	8	144	161	8	153
Non-rental depreciation and amortization	26	1	25	28	1	27
EBITDA	**301**	**2**	**299**	**346**	**—**	**346**
Non-cash stock-based compensation charges	4	—	4	5	—	5
Transaction related costs	2	—	2	1	—	1
Other	1	—	1	—	—	—
Adjusted EBITDA	**308**	**2**	**306**	**352**	**—**	**352**
Less: Gain (loss) on sales of rental equipment	25	—	25	27	—	27
Less: Gain (loss) on sales of new equipment, parts and supplies	3	—	3	3	—	3
Rental Adjusted EBITDA (REBITDA)	**$280**	**$2**	**$278**	**$322**	**$—**	**$322**
Total revenues	$740	$20	$720	$802	$18	$784
Less: Sales of rental equipment	71	—	71	83	—	83
Less: Sales of new equipment, parts and supplies	8	—	8	10	—	10
Equipment rental, service and other revenues	**$661**	**$20**	**$641**	**$709**	**$18**	**$691**
Total revenues	$740	$20	$720	$802	$18	$784
Adjusted EBITDA	$308	$2	$306	$352	$—	$352
Adjusted EBITDA Margin	**41.6 %**	**10.0 %**	**42.5 %**	**43.9 %**	**— %**	**44.9 %**
Equipment rental, service and other revenues	$661	$20	$641	$709	$18	$691
REBITDA	$280	$2	$278	$322	$—	$322
REBITDA Margin	**42.4 %**	**10.0 %**	**43.4 %**	**45.4 %**	**— %**	**46.6 %**
YOY Change in REBITDA	$55	($8)	$63	$47	($12)	$59
YOY Change in Equipment rental, service and other revenues	$129	($3)	$132	$97	($14)	$111
YOY REBITDA Flow-Through	**42.6 %**	**(266.7)%**	**47.7 %**	**48.5 %**	**(85.7)%**	**53.2 %**

HercRentals
NYSE: HRI
30
©2024 Herc Rentals Inc. All Rights Reserved.

Q3 and Q4 2023 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Three Months Ended					
	September 30, 2023			December 31, 2023		
	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$765	$5	$760	$748	$10	$738
Total revenues	908	7	901	831	11	820
Total expenses	762	25	737	708	14	694
Income (loss) before income taxes	146	(18)	164	123	(3)	126
Income tax (provision) benefit	(33)	3	(36)	(32)	1	(33)
Net income	**$113**	**($15)**	**$128**	**$91**	**($2)**	**$93**
Income tax provision (benefit)	33	(3)	36	32	(1)	33
Interest expense, net	60	—	60	62	—	62
Depreciation of rental equipment	167	8	159	163	—	163
Non-rental depreciation and amortization	29	1	28	29	—	29
EBITDA	**402**	**(9)**	**411**	**377**	**(3)**	**380**
Non-cash stock-based compensation charges	6	—	6	3	—	3
Transaction related costs	2	—	2	3	1	2
Other	—	—	—	(1)	(1)	—
Adjusted EBITDA	**410**	**(9)**	**419**	**382**	**(3)**	**385**
Less: Gain (loss) on sales of rental equipment	25	—	25	17	(1)	18
Less: Gain (loss) on sales of new equipment, parts and supplies	4	—	4	3	—	3
Rental Adjusted EBITDA (REBITDA)	**$381**	**($9)**	**$390**	**$362**	**($2)**	**$364**
Total revenues	$908	$7	$901	$831	$11	$820
Less: Sales of rental equipment	124	—	124	68	—	68
Less: Sales of new equipment, parts and supplies	11	—	11	9	1	8
Equipment rental, service and other revenues	**$773**	**$7**	**$766**	**$754**	**$10**	**$744**
Total revenues	$908	$7	$901	$831	$11	$820
Adjusted EBITDA	$410	($9)	$419	$382	($3)	$385
Adjusted EBITDA Margin	**45.2 %**	**(128.6)%**	**46.5 %**	**46.0 %**	**(27.3)%**	**47.0 %**
Equipment rental, service and other revenues	$773	$7	$766	$754	$10	$744
REBITDA	$381	($9)	$390	$362	($2)	$364
REBITDA Margin	**49.3 %**	**(112.5)%**	**50.9 %**	**48.0 %**	**(20.0)%**	**48.9 %**
YOY Change in REBITDA	$45	($21)	$66	$22	($12)	$34
YOY Change in Equipment rental, service and other revenues	$59	($32)	$91	$34	($22)	$56
YOY REBITDA Flow-Through	**76.3 %**	**(67.7)%**	**72.5 %**	**64.7 %**	**(54.5)%**	**60.7 %**

HercRentals®
NYSE: HRI
31
©2024 Herc Rentals Inc. All Rights Reserved.

REBITDA Margin Quarterly Trend

$ in millions	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022[2]	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023[2]
Total Revenues	**$568**	**$640**	**$745**	**$786**	**$2,740**	**$740**	**$802**	**$908**	**$831**	**$3,282**
Less: Sales of rental equipment	28	19	21	57	125	71	83	124	68	346
Less: Sales of new equipment, parts and supplies	8	9	10	9	36	8	10	11	9	38
Equipment rental, service and other revenues	**$532**	**$612**	**$714**	**$720**	**$2,579**	**$661**	**$709**	**773**	**$754**	**$2,898**
Net income	**$58**	**$73**	**$101**	**$98**	**$330**	**$67**	**$76**	**$113**	**$91**	**$347**
Income tax provision	9	25	34	35	104	8	27	33	32	100
Interest expense, net	23	25	33	41	122	48	54	60	62	224
Depreciation of rental equipment	119	130	140	147	536	152	161	167	163	643
Non-rental depreciation and amortization	21	23	25	26	95	26	28	29	29	112
EBITDA	**$230**	**$276**	**$333**	**$347**	**$1,187**	**$301**	**$346**	**$402**	**$377**	**$1,426**
Non-cash stock-based compensation charges	6	5	9	7	27	4	5	6	3	18
Transaction related costs	1	2	3	2	7	2	1	2	3	8
Other[1]	—	1	—	5	6	1	—	—	(1)	—
Adjusted EBITDA	**$237**	**$284**	**$345**	**$361**	**$1,227**	**$308**	**$352**	**$410**	**$382**	**$1,452**
Less: Gain on sales of rental equipment	9	5	5	17	36	25	27	25	17	94
Less: Gain on sales of new equipment, parts and supplies	3	4	4	4	15	3	3	4	3	13
Rental Adjusted EBITDA (REBITDA)	**$225**	**$275**	**$336**	**$340**	**$1,176**	**$280**	**$322**	**$381**	**$362**	**$1,345**
REBITDA Margin	**42.3 %**	**45.0 %**	**47.1 %**	**47.3 %**	**45.7 %**	**42.4 %**	**45.4 %**	**49.3 %**	**48.0 %**	**46.4 %**
YOY REBITDA Flow-Through	**37.6 %**	**47.7 %**	**50.5 %**	**53.9 %**	**48.1 %**	**42.6 %**	**48.5 %**	**76.3 %**	**64.7 %**	**53.0 %**

HercRentals®

1. Pension settlement, impairment, and spin-off costs are included in Other.
2. The sum of the quarters may not equal the full year due to rounding.

NYSE: HRI
©2024 Herc Rentals Inc. All Rights Reserved.
32

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 33 REBITDA Margin Annual Trend $ in millions 2018 2019 2020 2021 2022 2023 Total Revenues $1,978 $1,999 $1,780 $2,073 $2,740 $3,282 Less: Sales of rental equipment 256 243 198 113 125 346 Less: Sales of new equipment, parts and supplies 49 44 28 31 36 38 Equipment rental, service and other revenues $1,673 $1,712 $1,554 $1,929 $2,579 $2,898 Net income $69 $47 $74 $224 $330 $347 Income tax provision (benefit) — 16 20 67 104 100 Interest expense, net 137 174 93 86 122 224 Depreciation of rental equipment 387 410 403 420 536 643 Non-rental depreciation and amortization 58 62 63 68 95 112 EBITDA $651 $709 $653 $865 $1,187 $1,426 Restructuring 5 8 1 — — — Spin-off costs 15 — — — — — Non-cash stock-based compensation charges 14 19 16 23 27 18 Impairment — 4 15 3 3 — Transaction related costs — — — 4 7 8 Loss on disposal of business — — 3 — — — Other 1 1 1 — 3 — Adjusted EBITDA $686 $741 $689 $895 $1,227 $1,452 Less: Gain (loss) on sales of rental equipment 12 (1) (5) 19 36 94 Less: Gain on sales of new equipment, parts and supplies 11 11 8 10 15 13 Rental Adjusted EBITDA (REBITDA) $663 $731 $686 $866 $1,176 $1,345 REBITDA Margin 39.6% 42.7% 44.2% 44.8% 45.7% 46.4 % YOY REBITDA Flow-Through 54.8% 169.3% 27.9% 47.5% 48.1% 53.0%

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 34 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income, transaction related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) The tax rate applied for adjustments is 25.5% in the three months and year ended December 31, 2023 and 25.7% in the three months and year ended December 31, 2022 and reflects the statutory rates in the applicable entities. Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Net income $91 $98 $347 $330 Transaction related costs 3 2 8 7 Other (1) 5 — 6 Tax impact of adjustments(1) (1) (2) (2) (3) Adjusted net income $92 $103 $353 $340 Diluted common shares 28.4 29.9 28.7 30.2 Adjusted earnings per diluted share $3.24 $3.44 $12.30 $11.26

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 35 Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Long-Term Debt, Net $2,142 $2,503 $2,762 $2,922 $3,215 $3,493 $3,665 $3,673 (Plus) Current maturities of long-term debt 11 11 11 12 12 12 14 15 (Plus) Unamortized debt issuance costs 6 6 5 5 5 5 5 5 (Less) Cash and Cash Equivalents (23) (52) (57) (54) (40) (37) (71) (71) Net Debt $2,136 $2,468 $2,721 $2,885 $3,192 $3,473 $3,613 $3,622 Trailing Twelve-Month Adjusted EBITDA $947 $1,024 $1,123 $1,227 $1,298 $1,366 $1,431 $1,452 Net Leverage 2.3x 2.4x 2.4x 2.4x 2.5x 2.5x 2.5x 2.5x

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 36 Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Year Ended December 31, 2023 2022 2021 2020 2019 Net cash provided by operating activities $1,086 $917 $743 $611 $636 Rental equipment expenditures (1,320) (1,168) (594) (345) (640) Proceeds from disposal of rental equipment 325 121 107 192 224 Net Fleet Capital Expenditures (995) (1,047) (487) (153) (416) Non-rental capital expenditures (156) (104) (47) (41) (56) Proceeds from disposal of property and equipment 15 7 5 7 8 Other (15) (23) — — 4 Free Cash Flow (65) (250) 214 424 176 Acquisitions, net of cash acquired (430) (515) (431) (45) (4) Proceeds from disposal of business — — — 24 — (Increase) decrease in Net Debt, excluding financing activities ($495) ($765) ($217) $403 $172

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 37 Historical Fleet at OEC1 1. Original equipment cost based on ARA guidelines $ in millions FY 2018 FY 2019 FY 2020 FY 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Beginning Balance $3,651 $3,777 $3,822 $3,589 $4,381 $4,593 $5,097 $5,421 $4,381 $5,637 $5,915 $6,211 $6,217 $5,637 Expenditures $774 $627 $348 $725 $253 $327 $311 $327 $1,218 $348 $400 $274 $196 $1,218 Disposals ($607) ($593) ($552) ($281) ($64) ($64) ($54) ($140) ($322) ($144) ($186) ($309) ($174) ($813) Acquisitions $— $— $28 $346 $18 $251 $86 $40 $395 $77 $88 $55 $83 $303 Foreign Currency / Other ($41) $11 ($57) $2 $5 ($10) ($19) ($11) ($35) ($3) ($6) ($14) $6 ($17) Ending Balance $3,777 $3,822 $3,589 $4,381 $4,593 $5,097 $5,421 $5,637 $5,637 $5,915 $6,211 $6,217 $6,328 $6,328 Proceeds as a percent of OEC 37.8% 40.9% 37.0% 41.8% 45.0% 46.6% 42.5% 44.2% 44.4% 51.5% 47.0% 39.4% 44.3% 44.2%

NYSE: HRI ©2024 Herc Rentals Inc. All Rights Reserved. 38 For additional information, please contact: Leslie Hunziker SVP Investor Relations leslie.hunziker@hercrentals.com 239-301-1675